Exhibit 99.1

TELA Bio Announces U.S. Commercial Launch of Larger Sizes of OviTex® PRS for Plastic and Reconstructive Surgery

The OviTex PRS portfolio now includes a larger option than any human acellular dermal matrix product on the market

MALVERN, Pa., March 31, 2025 (GLOBE NEWSWIRE) --TELA Bio, Inc. (NASDAQ: TELA), a commercial-stage medical technology company focused on advancing soft-tissue reconstruction solutions, today announced the U.S. launch of larger sizes of OviTex PRS Reinforced Tissue Matrix, the only tissue-based device reinforced with polymer suture embroidery specifically engineered for plastic and reconstructive surgery.

Designed for consistency in thickness, stretch, permeability, and handling while facilitating functional remodeling,1 the OviTex PRS portfolio now includes expanded size offerings, including a 25 x 30 cm oval and a 25 cm diameter circle. These larger configurations may reduce the need for multiple smaller pieces and have the potential to simplify more complex plastic and reconstructive procedures.

“The introduction of larger OviTex PRS sizes aligns with evolving trends in plastic and reconstructive surgery and strengthens the breadth of our offering in this space,” said Antony Koblish, Co-founder, President & CEO. “Since launching OviTex PRS in 2019 we have sold nearly 15,000 units, with year-over-year unit sales growth of 31% in 2024 alone. Plastic and reconstructive surgeons are increasingly seeking alternatives to cadaveric tissue, and this expansion reinforces our commitment to meet that demand.”

“These new sizes directly address the needs expressed by our key opinion leaders and customers,” emphasized Dr. Howard Langstein, Vice President of Medical Affairs & Surgeon Strategy. “By reducing the need for suturing multiple smaller pieces together, we aim to improve surgical efficiency and potentially reduce costs, enhancing the surgeon’s ability to reinforce larger soft-tissue challenges.”

To learn more, visit ovitexprs.com

About TELA Bio, Inc.

TELA Bio, Inc. (NASDAQ: TELA) is a commercial-stage medical technology company focused on providing innovative technologies that optimize clinical outcomes by prioritizing the preservation and restoration of the patient's own anatomy. The Company is committed to providing surgeons with advanced, economically effective soft-tissue reconstruction solutions that leverage the patient’s natural healing response while minimizing long-term exposure to permanent synthetic materials. For more information, visit www.telabio.com.

1.	Overbeck N, Beierschmitt A, May BCH, Qi S, Koch J. In-vivo evaluation of a reinforced ovine biologic for plastic and reconstructive procedures in a non-human primate model of soft tissue repair. ePlasty. 2022;22:e43. – Preclinical test results may not necessarily be indicative of human clinical performance.

About OviTex PRS Devices

OviTex PRS is for implantation to reinforce soft tissue where weakness exists in patients requiring soft tissue repair or reinforcement in plastic and reconstructive surgery. The device is supplied sterile and is intended for one-time use.

For important safety information, refer to the IFU.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of TELA’s management, including with respect to the launch of larger sizes of TELA’s OviTex PRS Reinforced Tissue Matrix. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the impact to our business from macroeconomic conditions, including recessionary concerns, banking instability, increasing market interest rates, monetary policy changes, changes in trade policies, including tariffs, and inflationary pressures, potentially impacting our ability to market our products; demand for our products related to changes in volumes or frequency of surgical procedures, including due to outbreak of illness or disease, cybersecurity events impacting hospital operations, labor and hospital staffing shortages, supply chain disruptions to critical surgical and hospital supplies, pricing pressures or any other applicable adverse healthcare economic factors; our ability to achieve or sustain profitability; our ability to gain market acceptance for our products and to accurately forecast and meet customer demand; our ability to compete successfully; that data from earlier studies related to our products and interim data from ongoing studies may not be replicated in later studies or indicative of future data; that data obtained from clinical studies using our product may not be indicative of outcomes in other surgical settings; our ability to enhance our product offerings; product development and manufacturing problems; capacity constraints or delays in production of our products; maintenance of coverage and adequate reimbursement for procedures using our products; and product defects or failures. These and other risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and TELA assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Contact
Louisa Smith
ir@telabio.com

Media Contact
Lisa Novy-Wikowski

484-354-6782

lnovywikowski@telabio.com